EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Bright Mountain Media, Inc. of our report dated March 24, 2016, relating to the December 31, 2015 and 2014 consolidated financial statements of Bright Mountain Media, Inc. and Subsidiaries.

We also consent to the reference to our Firm under the caption “Experts” in this Registration Statement.

/s/ Liggett & Webb, P.A.

LIGGETT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

August 26, 2016